EXHIBIT 4.10

                      FIRST AMENDMENT TO WARRANT AGREEMENT



         This First Amendment to the Warrant Agreement (this "Amendment") is executed as of February 28, 2005, by and among GulfWest Energy Inc. (the "Company"), a Texas corporation and Highbridge/Zwirn Special Opportunities Fund, L.P. ("Zwirn") and Drawbridge Special Opportunities Fund ("Drawbridge" and together with Zwirn the "Warrantholders").



         A. The Company and the Warrantholders entered into that certain Warrant Agreement dated April 27, 2004 (the "Agreement"), pursuant to which the Company issued warrants (the "Warrants") to the Warrantholders to purchase an aggregate amount of 2,035,621 shares of the common stock, par value $0.001 per share, of the Company;

         B. Section 12.1 of the Agreement provides that the Agreement may be amended at any time with the consent of the Company and all of the holders of the Warrants;

         C. The undersigned constitute the holders of all of the Warrants issued pursuant to the Agreement.

         D. The parties desire to amend the Agreement by deleting Section 3.1(d) of the Agreement.

         NOW, THEREFORE, for and in consideration of the premises and covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto hereby agree as follows:

         1. AMENDMENTS. Section 3.1(d) of the Agreement is hereby deleted in its entirety.

         2. CONTINUING EFFECT. Except as modified and amended hereby, the Agreement is and shall remain in force and effect in accordance with its terms.

         3. COUNTERPARTS; TELECOPIES. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with, the laws of the State of Texas.





                       [SIGNATURE PAGE ON FOLLOWING PAGE]

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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Amendment as of the date first written above.



                                    GULFWEST ENERGY INC.



                                    By:      /S/ JOHN E. LOEHR
                                    -------------------------------------
                                    Name:    JOHN E. LOEHR
                                    -------------------------------------
                                    Title:   CEO
                                    -------------------------------------


                                    HIGHBRIDGE/ZWIRN SPECIAL
                                    OPPORTUNITIES FUND, L.P.

                                    By: D.B. Zwirn & Co., L.P.,
                                    its General Partner


                                    By:      /S/ PERRY A. GRUSS
                                    -------------------------------------
                                    Name:    PERRY A. GRUSS
                                    -------------------------------------
                                    Title:   CHIEF FINANCIAL OFFICER
                                    -------------------------------------


                                    DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

                                    By: Drawbridge Special Opportunities
                                    GP LLC, its General Partner


                                    By:      /S/ MARC K. FURSTEIN
                                    -------------------------------------
                                    Name:    MARC K. FURSTEIN
                                    -------------------------------------
                                    Title:   CHIEF OPERATING OFFICER
                                    -------------------------------------

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